JTA LEASING CO., LLC.

2050 Center Avenue, Suite 600, Fort Lee, New Jersey 07024

Lease Number 2249

MASTER LEASE AGREEMENT

This Master Lease Agreement (the "Agreement") is made the 28 day of June, 2006 between, JTA Leasing Co., LLC, its principal office at 2050 Center Ave. Ste. 600, Fort Lee, NJ 07024 (the "Lessor") and Mobilepro Corp. and its wholly owned subsidiary Neoreach, Inc., its principal office at 6701 Democracy Blvd., Suite 202, Bethesda, MD 20817 (the "Lessee").

1. LEASE.

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the items of personal property (the "Equipment") described in an Equipment Schedule or Schedules executed and delivered by Lessor and Lessee concurrently with this Agreement or subsequent thereto. Neither Lessor nor Lessee shall have any obligations hereunder until the execution and delivery of such Equipment Schedule or Schedules. Each Equipment Schedule (which shall be in the form annexed hereto) shall constitute a separate lease and shall be binding, when executed by the parties hereto, upon the parties, their successors, legal representatives and permitted assigns. The terms and conditions contained herein (including the Supplements, if any annexed hereto) and in such Equipment Schedule or Schedules shall govern the leasing and use of the Equipment.

2. ADDITIONAL DEFINITIONS.

(a) The "Installation Date" means the date on which the Equipment is installed at Lessee's site. If the Equipment is already installed, the Installation Date shall mean the date on which a Schedule making such Equipment subject to this Agreement is executed by the parties hereto. Refer to Delivery and Acceptance Certificate.

(b) The "Commencement Date" means, as to the Equipment designated on any Equipment Schedule where the Installation Date for such Equipment falls on the first day of the month, that date, and in any other case, the first day of the month following the month in which such Installation Date falls. If the Equipment has already been installed, the "Commencement Date" shall mean the first day of the month following execution of the Equipment Schedule to this Agreement.

3. TERM OF LEASE.

(a) The term of this Agreement, as to all Equipment designated on any Equipment Schedule, shall commence on the Installation Date for such Equipment, and shall continue for an initial period specified in the relevant Equipment Schedule, ending that number of months from the applicable Commencement Date (the "Initial Period"); thereafter, the term of this Agreement for all such Equipment shall be automatically extended for successive three (3) month periods unless and until terminated by either party giving to the other not less than (3) months prior written notice. Any such termination shall be effective only on the last day of the Initial Period or the last day of any such successive periods. No Equipment Schedule may be terminated with respect to less than all items of Equipment identified therein.

(b) Any notice of termination given by either party under this Agreement or under any Supplement annexed hereto may not be revoked without the written consent of the other party.

4. RENTALS.

As to all Equipment, the monthly rental payable by Lessee to Lessor is as set forth in the applicable Schedule. Rental shall begin on the Installation Date and shall be due and payable by Lessee in advance on the first day of each month. If the Installation Date does not fall on the first day of a month, the first payment shall be a pro rata portion of the monthly rental, calculated on a 30-day basis, due and payable on the Installation Date. In addition to the monthly rental set forth in the Schedule, Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on such rental, on this Agreement, or on the Equipment or its use, lease, operation, control, or value, including without limitation, state and local privilege or excise taxes based on gross revenue, any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's net income. Personal property taxes on the Equipment shall be paid by Lessee. Lessee agrees to file, on behalf of Lessor, all required property tax returns and reports concerning the Equipment with all appropriate governmental agencies, and, send Lessor confirmation of such filing, within not more than forty-five (45) days of the due date of such filing. A late fee penalty of five (5%) percent of the past due amount will be charged to Lessee and payable on demand.

Interest on any past due payment shall accrue at the rate of one and three-quarters (1¾ %) percent per month, (including any fraction thereof), or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.

5. INSTALLATION AND USE OF EQUIPMENT.

(a) Lessee will provide the required suitable electric current to operate the Equipment and/or suitable place of installation for the Equipment with all appropriate facilities as specified by the manufacturer.

(b) Subject to the terms of this Agreement, Lessee shall be entitled to unlimited usage of the Equipment without extra charge by Lessor.

(c) Lessee will at all times keep the Equipment in its sole possession and control. Except for movement within the same municipality, the Equipment shall not be moved from the location stated in the Equipment Schedules without the prior written consent of Lessor.

(d) After prior notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Equipment, provided that such alterations or attachments do not decrease the value of the Equipment or interfere with the normal and satisfactory operation or maintenance of the Equipment. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor or, at the option of Lessee, (as long as there is no default under this Agreement) at the termination of this Agreement, and/or any Equipment Schedule, shall be removed by Lessee and the Equipment restored at Lessee's expense to its original condition, reasonable wear and tear only excepted.

6. MAINTENANCE AND REPAIRS.

(a) Lessee shall, during the continuance of this Agreement, at its expense, keep the Equipment in good working order and condition and make all necessary adjustments, repairs and replacements thereto. Lessee shall not use or permit the Equipment to be used for any purpose for which, in the opinion of manufacturer, the Equipment is not designed or reasonably suitable.

(b) At the termination of this Agreement, Lessee shall, at its expense, return the Equipment to Lessor (at the location designated by Lessor within the continental United States) in the same operating order, repair, condition and appearance as on the Installation Date, reasonable wear and tear only excepted. Until the return of the

Equipment to Lessor, Lessee shall be obligated to pay the monthly rental and all other sums due under the Lease.

(c) Lessee shall comply with all governmental laws, regulations and requirements, and all insurance requirements, if any, with respect to the use, maintenance and operation of the Equipment.

7. OWNERSHIP AND INSPECTION.

(a) It is the intention and understanding of both Lessor and Lessee that the Equipment shall be and at all times remain separately identifiable personal property. Lessee shall not permit the Equipment to be installed in, or used, stored or maintained with, any personal property in such manner or under such circumstances that such Equipment might be or become an accession to or confused with such other personal property; provided, however, that the use or maintenance in accordance with normal operating procedures of Lessee of the Equipment with any other computer equipment owned by or leased to Lessee shall not be a violation of the foregoing provisions of this sentence. Lessee shall not permit the Equipment to be installed in or used, stored, or maintained with, any real property in such a manner or under such circumstances that any person might acquire any rights in such Equipment paramount to the rights of Lessor by reason of such Equipment being deemed to be real property or a fixture thereon. Any upgrade leased to Lessee by Lessor hereunder shall be described on an Equipment Schedule referring to the Equipment Schedule covering the underlying unit to which the upgrade is attached.

(b) Lessee shall keep the Equipment free and clear of all superior liens and encumbrances. Lessee shall not assign this agreement or any of its rights hereunder or sublease the Equipment without the prior written consent of Lessor, which shall not be unreasonably or untimely withheld, except that Lessee may, at its expense, upon prior written notice to Lessor, assign this Agreement or sublease the Equipment to any parent or subsidiary corporation, or to a corporation which shall have acquired all or substantially all of the property of Lessee by merger, consolidation or purchase. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

(c) Lessor or its agents shall have free access to the Equipment at all reasonable times for the purpose of inspection and for any other purpose contemplated in this Agreement. Provided, however, that Lessor shall provide reasonably written notice of its intent to inspect the Equipment and shall and pay all costs associated with any required electrical contractors approved by any municipality in which the Equipment is installed is or may be necessary to gain access to the poles on or other public assets on which Equipment is mounted.

(d) To the extent that any Equipment is damaged and not replaced by Lessee, Lessee shall immediately notify Lessor of all details concerning any damage or loss arising out of the improper manufacture, maintenance, care, functioning or operation of the Equipment.

8. WARRANTIES.

(a) Lessor shall, at the request and expense of Lessee, enforce for the benefit of Lessee any rights which Lessor shall be entitled to enforce against the manufacturer in respect of the Equipment.

(b) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WITH RESPECT TO PATENT INFRINGEMENT OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL, ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, (iii) THE USE OR PERFORMANCE OF THE EQUIPMENT, (iv) ANY INTERRUPTION OR LOSS OF SERVICE OR USE OF THE EQUIPMENT, OR (v) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING. LESSEE WILL DEFEND, INDEMNIFY AND HOLD LESSOR HARMLESS AGAINST

ANY AND ALL CLAIMS, DEMANDS AND LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE DESIGN, MANUFACTURE, POSSESSION OR OPERATION OF THE EQUIPMENT.

9. SECURITY INTEREST.

(a) In the event that Lessor transfers or assigns or grants a security interest in all or any part of its rights in this Agreement, the Equipment and/or sums payable hereunder to a third party, whether as collateral security for any loans or advances made or to be made to Lessor by such third party or otherwise, Lessee, upon receipt of notice of any such transfer or assignment and instructions from Lessor, shall pay its obligations hereunder or amounts equal thereto to the third party (or to any other party designated by the third party), and Lessee's obligations hereunder shall be absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee against Lessor for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Agreement terminate, or the respective obligations of Lessor or Lessee be otherwise affected, by reason of any defect in the Equipment, condition, design, operation or fitness for use thereof or any loss or destruction of the Equipment or any part thereof, the prohibition of or other restriction against Lessee's use of the Equipment, the interference with such use by any private person or entity, it being the intention of the parties hereto that the monthly rental and any other amounts payable by Lessee hereunder, shall continue to be payable in all events and at the times herein provided, except as otherwise expressly provided for herein. Provided however, that nothing contained herein to the contrary shall reduce, impair or otherwise effect any causes of action or other rights of Lessee to recover directly against Lessor.

10. REPRESENTATIONS, WARANTIES & ADDITIONAL DOCUMENTS

(a) Lessee represents and warrants to, and covenants and agrees with Lessor that, as of the date hereof and as of the date of the Delivery and Acceptance Certificate for each Equipment Schedule that: (1) Lessee is duly organized, validly existing and in good standing under the laws of the state of its organization identified above, has been assigned an organizational file number by such jurisdiction which will be provided by Lessee, upon request of Lessor, and has full power and authority to enter into this Agreement; (2) this Agreement has been duly authorized, executed and delivered by Lessee and is its valid and binding obligation, enforceable in accordance with its terms; (3) the entering into or performance of this Agreement by Lessee does not and will not violate a judgment, order, law or regulation applicable to Lessee or any provision of Lessee's certificate of incorporation or by-laws or result in a breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or on the Equipment or this Agreement pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement or other instrument to which Lessee is a party or by which it or its assets may be bound; (4) the Equipment is located as shown on the Schedule; (5) the Equipment has been and is then operating to the satisfaction of Lessee; (6) Lessee has no right, title or interest in the Equipment or any part thereof except the rights, title and interest therein as Lessee thereof under this Agreement; (7) that, on the Installation Date, this Agreement is in full force and effect, neither party is in default hereunder; (8) the Equipment shall be used for business purposes only; (9) Lessee will provide written notice to Lessor not less than 30 days prior to any contemplated change in its name, its jurisdiction of organization or the address of its principal place of business.

(b) Lessee agrees promptly to execute and deliver to Lessor standard form UCC-1 financing statements (to be filed for perfection of security interests and/or for information purposes only) in order to effect Lessor's purchase of the Equipment or financing thereof. To the extent permitted by applicable law, Lessee hereby authorizes Lessor to file any and all UCC financing statements and other records without Lessee's signature or authentication, at Lessee's expense. Lessee further hereby waives its rights under Section 2A-401 and 2A-402 of the Uniform Commercial Code to suspend performance of any of its obligations under the Lease with respect to the Equipment accepted under this Agreement.

11. MISCELLANEOUS CHARGES.

Except as otherwise specifically provided in this Agreement, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever

arising out of or in connection with or related to this Agreement or the Equipment (such as, but not limited to, transportation in and out, transportation insurance, rigging, drayage, packing, installation and disconnect charges, audit fees for the equipment, personal property tax returns and UCC financing statements).

12. RISK OF LOSS ON LESSEE.

Lessee shall obtain and maintain from the time Lessee executes a document evidencing physical receipt of the Equipment and for the entire term of this Agreement, at its own expense, property damage and liability insurance and insurance against loss or damage to the Equipment including, without limitation, loss by fire (including so-called extended coverage) theft and such other risks of loss as are customarily insured against the type of Equipment leased hereunder by any businesses in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be reasonably satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Equipment shall not be less than the greater of the full replacement value of the Equipment or the installments of rent then remaining unpaid hereunder plus any purchase options contained herein. Each insurance policy will name Lessee as an insured and Lessor as an additional insured and loss payee thereof as Lessor's interest may appear, and shall contain a clause requiring the insurer to give Lessor at least 10 days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof. Lessor shall be named as the Loss Payee on such policies, which shall be written by an insurance company of recognized responsibility. Lessee agrees to insure the interest of any third party (referred to in Paragraph 9 of this Agreement) under a standard mortgagee clause. Evidence of such insurance coverage shall be furnished to Lessor upon demand.

If any item of Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, the Lessee shall give Lessor immediate notice thereof and this Agreement shall continue in full force and effect without any abatement of rental. Lessee shall determine, within fifteen (15) days after the date of occurrence of such damage or destruction, whether such item of Equipment can be repaired. In the event Lessee determines that such item of Equipment can be repaired, Lessee, at its expense, shall cause such item of Equipment to be promptly repaired. In the event Lessee determines that the item of Equipment cannot be repaired, Lessee, at its expense, shall promptly replace such item of Equipment and convey title for such replacement to Lessor free of all liens and encumbrances, and this Lease shall continue in full force and effect as though such damage or destruction had not occurred. All proceeds of insurance received by Lessor or Lessee under the policy referred to in the preceding paragraph of this section shall be applied toward the cost of any such repair or replacement.

13. INDEMNIFICATION.

Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, protect, save and keep harmless Lessor and its respective successors, assigns, legal representatives, agents and servants, from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Lessor or any of its respective successors, assigns, legal representatives, agents and servants (whether or not also indemnified against by the manufacturer(s) or any other person(s), in any way relating to or arising out of this Lease or any document contemplated hereby, or the performance or enforcement of any of the terms hereof, or in any way relating to or arising out of the purchase, acceptance, rejection, return lease, ownership, possession, use, condition, operation, sale or other disposition of the Equipment or any accident in connection therewith (including, without limitation, latent or other defects, whether or not discoverable); provided, however, that Lessee shall not be required to indemnify Lessor or its respective successors, assigns, legal representatives, agents and servants, for loss or liability in respect of any item of Equipment arising from acts or events which occur after possession of such item of Equipment has been returned to Lessor or loss or liability resulting from the willful misconduct or gross negligence of the party otherwise to be indemnified hereunder. Lessee agrees that Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature arising in strict liability or caused directly or indirectly by the inadequacy of the Equipment for any purpose or any deficiency or defect therein or the use or maintenance

thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business.

14. DEFAULT

Lessee shall be in default hereunder, and there shall be a breach of this Agreement, if:

(a) Lessee fails to pay any installment of rent within twenty (20) days after receipt of written notice that the same was due and payable.

(b) Lessee attempts to remove, sell, transfer (other than in the ordinary course of business), encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein.

(c) Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder, and such failure shall continue uncured for twenty (20) days after written notice thereof to Lessee by Lessor.

(d) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to, or acquiesces in the appointment of, a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its owners shall take any action looking to its dissolution or liquidation.

(e) Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within 30 days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

15. REMEDIES

(a) In the event that Lessee is in default hereunder, then, in any such event, Lessor may at its option do any or all of the following: (i) by notice to Lessee terminate this Agreement as to all or any Equipment Schedules; (ii) whether or not this Agreement is terminated as to all or any Equipment Schedules, take possession of any or all of the Equipment on any Equipment Schedule wherever situated, and for such purpose, enter upon any premises without liability for so doing; (iii) sell, dispose of, hold, use or lease any Equipment on any Equipment Schedule as Lessor in its sole discretion may decide, without any duty to account to Lessee; (iv) by notice to Lessee, declare immediately due and payable all monies to be paid by Lessee during the Initial Period or, if the Initial Period has then expired, declare immediately due and payable all monies to be paid during any term (extended as provided in Paragraph 3 (a) hereof) then in effect, and Lessee shall thereupon be obliged to pay such monies to Lessor immediately.

(b) Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default, including all court costs and reasonable attorney's fees. In any legal action between Lessor and Lessee, Lessee expressly waives its right to trial by jury. The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of such obligation or of any subsequent breach of the same or any other obligation. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor's knowledge of such prior existing breach at the time of acceptance of such rental payments. The rights afforded Lessor under this Paragraph shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

16. PERFORMANCE OF OBLIGATIONS OF LESSEE BY LESSOR.

If Lessee shall be in default hereunder, Lessor may thereafter, without thereby waiving any obligation of Lessee or such default, make the payment or perform or comply with the agreement, the nonpayment, nonperformance or noncompliance which caused such default, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be payable by Lessee upon demand.

17. BANKRUPTCY OF VENDOR(S), LICENSOR(S) AND/OR MANUFACTURER(S).

The bankruptcy of any vendor, licensor or Equipment manufacturer shall not be a valid cause for Lessee to terminate any payments to Lessor. Lessee shall take all action necessary to protect Lessee's rights to use the Equipment under Section 365, or other pertinent section of the United States Bankruptcy Code (the "Bankruptcy Code"). Lessee shall elect to retain its rights under the Bankruptcy Code to use the Equipment, and to the extent any software license grants customer access to the source code, Lessee shall make written request under the Bankruptcy Code of the Bankruptcy Trustee to obtain the source code. Lessee shall take other reasonable action to protect its rights to use the Equipment. In the event Lessee fails to take the action specified above, Lessee appoints Lessor its attorney-in-fact, to secure, at Lessor's sole discretion and at Lessee's cost, the right to use the Equipment and related software, if any, for Lessee.

18. GENERAL.

(a) This Agreement shall not be binding upon Lessor unless signed on its behalf by a duly authorized officer. This Agreement shall be deemed to have been made in the State of New Jersey, without giving effect to that state's choice of law principles, and shall be governed in all respects by the laws of such state. Any dispute related to this Agreement will be adjudicated in the appropriate federal or state court located in Bergen County, State of New Jersey.

(b) This Agreement (including the attached Equipment Schedules, Bill of Sale and Supplements) constitutes the entire Agreement between Lessee and Lessor with respect to the Equipment, and no covenant, condition or other term or provision may be waived or modified orally.

(c) All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid or by reputable overnight courier, to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice.

(d) During the term of this Agreement and any renewal thereof, Lessee agrees to provide Lessor with all financial statements and other financial information as Lessor may reasonably request. This shall include, but not be limited to, the providing of Audited Financial Statements not more than ninety (90) days following the end of each fiscal year and Interim Financial Statements (signed as reliable, if not audited) not more than forty-five (45) days following the end of each fiscal quarter. Notwithstanding the foregoing, it is understood by Lessor that Lessee complies with this section by its parent company filing its quarterly financial statements with the Securities and Exchange Commission.

(e) If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

(f) So long as Lessee shall not be in default of this Agreement, Lessor shall not interfere with Lessee's right of quiet enjoyment and use of the Equipment.

(g) Time is of the essence with respect to this Agreement.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one instrument. No security interest in this Agreement or the Equipment, or any sums payable hereunder, may be created through the transfer or possession of any counterpart, other than Counterpart No. 1.

(i) All understandings, representations, indemnities and warranties contained in this Agreement, or any related document, shall survive the expiration or other termination of this Agreement.

19. PAYMENTS BY LESSOR.

In the event that any Equipment that is to become subject to this Agreement is purchased or to be purchased by Lessor from Lessee, then in such event Lessee's obligation under this Agreement shall only be in force and effect and applicable after Lessor has made such payments to Lessee by wire transfer of immediately available fund.

20. END OF TERM PURCHASE OPTION.

Lessee, at its option shall have the right to repurchase the equipment on any Equipment Schedule at the end of the Initial Period or any renewal period at the then existing fair market value of the equipment. Lessor and Lessee agree that in no event shall the fair market value exceed 23 % of purchase price of such Equipment. If Lessor and Lessee cannot agree on the Fair Market Value, then the parties will each name one appraiser for the purpose of assessing fair market value. It is understood and agreed by the parties hereto that the Fair Market Value shall be based upon the value of non-operating assets of the same type as on the relevant Equipment Schedule. The two appraisers shall in turn name a third appraiser. Collectively, the appraisers shall determine the fair market value and report their appraisal in writing to the Lessor and Lessee. Such determination by the panel of three appraisers shall be conclusive and binding on the parties hereto. The parties agree to split equally all costs associated the preparation of such appraisal. Lessee must give Lessor at least three (3) months notice prior to the end of the term of its election to exercise the purchase option. If the parties have not reached an agreement as to fair market value within one (1) month of such notice, each party shall designate its appraiser within two (2) weeks after the one month period in which the parties attempted to agree to fair market value. The selected appraisers shall be notified that their appraisal must be completed in a timely manner such that the end of term purchase option can be completed by the Initial Period or any renewal period as is applicable to Lessee's election to purchase.

LESSOR:	LESSEE:
JTA LEASING CO., LLC	MOBILEPRO CORP. and its wholly owned subsidiary NEOREACH, INC.
BY: *[signature]*	BY: *[signature]*
TITLE: Pres	TITLE: Chairman NeoReach Inc Chairman MobilePro Corp

RIDER 1
TO MASTER LEASE NUMBER 2249
FOR EQUIPMENT SCHEDULES 1, 2 & 3 ONLY

This Rider to Master Lease Number **2249** (the "**Rider**") amends Master Lease **2249** dated as of **June** 28 , **2006** (collectively, with Schedules 1, 2, and 3 thereto, and such other Schedules as may be agreed to by Lessee and Lessor hereafter, as amended by this Rider, and as may be amended, modified or supplemented hereafter from time to time (the "**Master Lease**") by and between JTA Leasing Co., LLC (as "**Lessor**") located at 2050 Center Avenue Suite 600, Fort Lee, NJ 07024 and NeoReach, Inc. and Mobilepro Corp. (collectively referred to as "**Lessee**") located at 6701 Democracy Blvd., Bethesda MD 20817.
Suite 202

1. Notwithstanding any provision in the Master Lease to the contrary, in order to secure Lessee's obligations to Lessor evidenced by the Master Lease, Lessee has granted Lessor a security interest and lien upon Certificate of Deposit No. ** See Below (the "**CD**") in the face amount of $450,000.00 issued by Bank of America (the "**Bank**"), pursuant to that certain ____________ Agreement dated as of ____________ by and among Lessee, Lessor, and Bank (the "**Security Agreement**").

2. Notwithstanding any provision in the Master Lease or the Security Agreement to the contrary, from and after the Due date of the 12th to last payment under the Master Lease and for each of the following eleven (11) months, Lessee shall be permitted to withdraw from the CD an amount equal to the collective monthly lease payments for Equipment Schedules 1,2, and 3, but not to exceed $450,000.00 (each, a "**CD Withdrawal**"), *provided that*, each such CD Withdrawal shall be accompanied by written instructions to the Bank to wire transfer such CD Withdrawal directly to the Lessor in immediately available funds. Until such time as the full $450,000.00 is withdrawn, these monthly withdrawals and remittance to the Lessor shall be in lieu of and as full satisfaction of Lessee's obligation to make monthly lease payments under the Master Lease and /or Equipment Schedules 1, 2, and 3.

3. At the maturity of the Master Lease and upon Lessee's satisfaction of all of its monetary and non-monetary obligations to Lessor under the Master Lease, the Security Agreement shall be terminated.

4. Lessee hereby confirms and ratifies the Master Lease and the Security Agreement, and each other agreement, rider, certificate, financing statement, or document related thereto, to which it is a party, in their respective entirety.

** 0910000 83868508 $150,000
0910000 83868236 $150,000
0910000 83868016 $150,000

IN WITNESS WHEREOF, Lessor and Lessee, intending to be legally bound hereby, have executed this Agreement by their respective duly authorized officers as of day and year last written below.

NeoReach, Inc.

By: [signature]

Name: Jay O. Wright

Title: Chairman

Date: June 28, 2006

Commonwealth Capital Corp.

By: ______________

Name: ______________

Title: ______________

Date: ______________

MobilePro Corp.

By: [signature]

Name: Jay O. Wright

Title: Chairman

Date: June 28, 2006

JTA Leasing Co

By: [signature]

Name: M. Kitaeff

Title Pres

Dte 6/28/06

RIDER 2
TO MASTER LEASE NUMBER 2249
FOR EQUIPMENT SCHEDULE 4 ONLY

This Rider to Master Lease Number 2249 (the "**Rider**") amends Master Lease 2249 Equipment Schedule 4 dated as of **June** 28 , **2006** (and such other Schedules as may be agreed to by Lessee and Lessor hereafter, as amended by this Rider, and as may be amended, modified or supplemented hereafter from time to time (the "**Master Lease**") by and between JTA Leasing Co., LLC (as "**Lessor**") located at 2050 Center Avenue Suite 600, Fort Lee, NJ 07024 and NeoReach, Inc. and Mobilepro Corp. (collectively referred to as "**Lessee**") located at 6701 Democracy Blvd., Suite 202 Bethesda MD 20817.

1. Notwithstanding any provision in the Master Lease to the contrary, in order to secure Lessee's obligations to Lessor evidenced by the Master Lease, Lessee has granted Lessor a security interest and lien upon Certificate of Deposit No. 779462866 (the "**CD**") in the face amount of $250,000.00 issued by Interchange Bank (the "**Bank**"), pursuant to that certain ________________ Agreement dated as of ________________ by and among Lessee, Lessor, and Bank (the "**Security Agreement**").

2. Notwithstanding any provision in the Master Lease or the Security Agreement to the contrary, from and after the Due date of the 18th to last payment under the Master Lease and for each of the following seventeen (17) months, Lessee shall be permitted to withdraw from the CD an amount equal to the monthly lease payment for Equipment Schedule 4 but, not to exceed $250,000.00 (each, a "**CD Withdrawal**"), *provided that*, each such CD Withdrawal shall be accompanied by written instructions to the Bank to wire transfer such CD Withdrawal directly to the Lessor in immediately available funds. Until such time as the full $250,000.00 is withdrawn, this monthly withdrawal and remittance to the Lessor shall be in lieu of and as full satisfaction of Lessee's obligation to make the monthly lease payment under the Master Lease and /or Equipment Schedule 4.

3. At the maturity of the Master Lease and upon Lessee's satisfaction of all of its monetary and non-monetary obligations to Lessor under the Master Lease, the Security Agreement shall be terminated.

4. Lessee hereby confirms and ratifies the Master Lease and the Security Agreement, and each other agreement, rider, certificate, financing statement, or document related thereto, to which it is a party, in their respective entirety.

IN WITNESS WHEREOF, Lessor and Lessee, intending to be legally bound hereby, have executed this Agreement by their respective duly authorized officers as of day and year last written below.

NeoReach, Inc.

By: [signature]

Name: Jay O. Wright

Title: Chairman

Date: June 28, 2006

JTA Leasing Co. LLC
~~**Commonwealth Capital Corp.**~~

By: [signature]

Name: M Kitroff

Title: Pres

Date: 6-28-06

MobilePro Corp.

By: [signature]

Name: Jay O. Wright

Title: Chairman

Date: June 28, 2006